Exhibit 32.1

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Darwin L. Stump, the Chief Financial Officer of Petroleum Development Corporation, Managing General Partner of the Registrant, hereby certify that:

  I have reviewed the Annual Report on Form 10-K of the Registrant (the "Report") to which this statement is an Exhibit;
  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

_/s/ Darwin L. Stump

Darwin L. Stump

Chief Financial Officer of the

Managing General Partner of the Registrant

___March 25, 2004_________